Exhibit 99.1

Rightscorp Closes More than 60,000 Cases of Copyright Infringement to Date

Company helps monetize copyrighted intellectual property for rights holders and provides valuable Digital Millennium Copyrights Act compliance solution for ISPs

Santa Monica, Calif. - March 4, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), today announced that it has settled more than 60,000 cases of copyright infringement to date. The Company’s monetization service successfully collected payments from illegal distributors through notifications sent by their Internet Service Providers (ISPs) on digital assets including music, films, books, video games and software.

“To date, this makes Rightscorp the most effective solution for the multi-billion dollar file-sharing problem,” said Christopher Sabec, CEO of Rightscorp. “This fact demonstrates not only that our solution is monetizing copyrights for rights holders but is also is an effective tool in helping ISPs maintain compliance with the Digital Millennium Copyright Act.”

The Company currently represents more than 1,000,000 copyrights and has partnered with major motion picture studios, numerous Platinum recording artists and songwriters, Academy Award winning films, top TV shows and many others.

The Recording Industry Association of America (RIAA) states that since peer-to-peer (P2P) file-sharing emerged in 1999, music sales in the U.S. have dropped 53%, from $14.6 billion to $7.0 billion in 2012. According to the RIAA, approximately 30 billion songs were illegally downloaded on file-sharing networks between 2004 and 2009. A study conducted by the Motion Picture Association of America (MPAA) based on over 20,000 surveys of consumers conducted in 22 countries, found that piracy was costing movie studios $6.1 billion a year.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file-sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 24% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorpinc.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784